UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

VICARIOUS SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39384	87-2678169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Fourth Avenue Waltham, Massachusetts (Address of principal executive offices)		02451 (Zip Code)

Registrant’s telephone number, including area code: (617) 868-1700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBOT	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	RBOT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2021, Vicarious Surgical US Inc. (the “Company”), a wholly-owned subsidiary of Vicarious Surgical Inc. (“Parent”), entered into an Amendment to the Lease (the “Lease Amendment”) amending that certain Lease Agreement dated as of January 25, 2021 (the “Lease”) between the Company and Fourth Avenue LLC, a Massachusetts limited liability company (the “Landlord”) pursuant to which the Company will lease an additional approximately 30,000 rentable square feet located at 62 Fourth Avenue Waltham, MA 02451 (the “Expansion Premises”) and extend the term of the Lease for the Company’s existing building to expire coterminously with the lease for the Expansion Premises. The Expansion Premises, which the Company plans to occupy on or about December 1, 2021, will provide additional needed space at the Company’s and the Parent’s corporate headquarters, which currently consists of approximately 42,000 rentable square feet of space located at 78 Fourth Avenue, Waltham, MA 02451 (“Existing Premises”).

Pursuant to the Lease Amendment, the Company and the Landlord also agreed to extend the term of the Lease, which was previously set to expire on February 28, 2029, for an additional period of three (3) years and one (1) month, until March 31, 2032, for all spaces covered by the Lease, with an option to renew for an additional five (5) years, until March 31, 2037, in accordance with the terms of the Lease Amendment. The Lease Amendment also modifies the fixed rent payable, commencing on or about December 1, 2021, to account for the annual base rent for the Expansion Premises and Existing Premises. The Lease Amendment also provides for certain building improvements to be carried out by, and at the expense of, the Landlord.

Pursuant to the terms and conditions of the Lease Amendment, Parent agreed to guaranty the obligations of the Company under the Lease, as amended by the Lease Amendment, pursuant to that certain Guaranty of Lease effective as of as of October 14, 2021 (the “Guaranty”).

The foregoing description of the terms of the Lease Amendment and Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment and Guaranty, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein in their entirety by reference.

The representations, warranties and covenants contained in the Lease Amendment and Guaranty were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the agreements, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Lease Amendment and Guaranty are incorporated herein by reference only to provide investors with information regarding the terms of the Lease Amendment and Guaranty, and not to provide investors with any other factual information regarding the Company or Parent, and should be read in conjunction with the disclosures in the Parent’s periodic reports and other filings with the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On October 20, 2021, Parent issued a press release regarding certain business updates, including entry into the Lease Amendment and Guaranty. A copy of this press release is attached as Exhibit 99.1 of this Current Report on Form 8-K and is hereby incorporated by reference herein.

The information in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished, not filed, for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Exhibit Description
10.1†	Amendment to Lease, dated as of October 14, 2021, by and between Vicarious Surgical US Inc. and Fourth Avenue LLC
10.2	Guaranty of Lease between Vicarious Surgical US Inc. and Fourth Avenue LLC dated as of October 14, 2021
99.1	Press Release of Vicarious Surgical Inc. dated October 20, 2021

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICARIOUS SURGICAL INC.

By:	/s/Adam Sachs
Name:	Adam Sachs
Title:	President and Chief Executive Officer

Date: October 20, 2021